Exhibit 99.1

ZoomInfo to Acquire Conversation Intelligence Leader Chorus.ai to Enable Insight-Driven Targeting, Coaching, and Decision-Making for Go-to-Market Teams

Combines ZoomInfo’s Business-to-Business Intelligence, Workflows, and Engagement Software with Conversation Insights from Chorus to Transform Go-to-Market Execution

VANCOUVER, WASHINGTON, July 13, 2021 — ZoomInfo (NASDAQ: ZI), a global leader in modern go-to-market software, data, and intelligence, today announced it has agreed to acquire Chorus.ai, a leader in Conversation Intelligence with the industry’s most advanced technology.

More than 20,000 global revenue teams trust ZoomInfo to power their go-to-market motions and drive efficient results. The planned acquisition of Chorus will add a new category of actionable insights to ZoomInfo’s world-class intelligence layer, unlocking workflows and driving engagement informed by conversations. The acquisition expands ZoomInfo’s total addressable market to $70 billion, and is expected to be accretive to growth immediately, generate positive adjusted operating income within 12 months, and be accretive to cash flow in the second half of FY 2022.

Chorus uses machine learning and artificial intelligence to capture and analyze prospect and customer calls, meetings, and emails. It unearths insights that enable revenue teams to listen to previous conversations, learn from them, win business, and repeat these actions across all prospect and customer deals. Without Chorus, sales conversations are a major blind spot for sales leaders, especially given the increasingly digital go-to-market trends.

“ZoomInfo is the only company that can marry a best-in-class data layer with world-class go-to-market applications,” said Henry Schuck, ZoomInfo Founder and CEO. “The acquisition of Chorus will accelerate our vision to deliver a modern go-to-market platform that brings together best-in-class intelligence with comprehensive data management, workflow, and engagement software, empowering companies to effectively execute their revenue-generating strategies. With the largest Conversation Intelligence patent portfolio in the industry, Chorus will advance each aspect of our vision by surfacing a new category of insights, illuminating new workflows, and enabling more targeted engagement at scale.”

The combination of Chorus and ZoomInfo allows customers to make excellent, data-driven decisions through their sales funnel, combining ZoomInfo’s historic top-of-the-funnel strength with insights driven from the middle of the funnel in the customer conversations that Chorus captures.

For example, the combined company will expand visibility into companies’ buying committees by identifying and recommending other key contacts involved in the buying decision or referenced by participants in conversations. As Chorus recognizes meeting invitees and participants and listens for their sentiments, motivations, and concerns, ZoomInfo will further enrich the profile of each member with detailed contact and company intelligence. By integrating keyword trackers from Chorus into ZoomInfo, revenue teams will also be able to create audiences based on insights from conversations, flag deals and renewals that could be in jeopardy, and trigger alerts to address concerns in real time.

“This news is a game-changer for how B2B companies go to market,” said Meagen Eisenberg, Chief Marketing Officer at TripActions. “ZoomInfo is the key centerpiece that our sales team relies on to connect with qualified leads engaging with our marketing campaigns. The Conversation Intelligence which Chorus provides not only gives visibility into what happens next, it also allows us to use the voice of the customer to inform our strategy. These insights and actions are essential to driving repeatable success across our entire revenue organization.”

Founded in 2015, Chorus is a leader in Conversation Intelligence, a space that industry analysts rank as the highest impact and highest satisfaction category of sales enablement technology available today. Chorus has the most innovative technology in Conversation Intelligence with advanced algorithms and 14 granted patents. The deep research and development investment enables Chorus to transcribe and analyze conversations three times faster and more accurately than alternatives. It is the only solution with reliable in-room, multi-speaker separation.

Chorus has received numerous accolades for its software and technology, including TrustRadius’s “Most Loved” and “Top Rated” awards in the Conversation Intelligence category. It also appears in the top of five G2’s “Best Software Product” lists.

“We are thrilled about the opportunity to join forces with ZoomInfo and bring Conversation Intelligence to every revenue team,” said Jim Benton, Chorus.ai CEO, who will join ZoomInfo as Senior Vice President, Emerging Products. “ZoomInfo has a bold vision of delivering a world-class go-to-market platform that empowers companies to drive better execution and more revenue. Chorus will play a vital role in helping deliver on that promise with deep, A.I.-driven insights based on real interactions with prospects and customers, a previously untapped source of crucial data about their relationships.”

Read Henry Schuck’s blog post to learn more about the Chorus acquisition.

Details Regarding the Acquisition

Under the terms of the agreement, Zoominfo agreed to acquire the assets and specified liabilities of Chorus for approximately $575 million in an all-cash transaction, which includes a cash tax benefit related to the asset purchase of over $100 million. The purchase price will be funded with cash on hand and $500 million in additional financing.

Morgan Stanley & Co. LLC is serving as financial advisor to ZoomInfo, and Lane Powell PC and Simpson Thacher & Bartlett LLP are serving as legal counsel to ZoomInfo. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian is serving as legal counsel to Chorus.

Conference Call Information

ZoomInfo will host a conference call today, July 13, at 8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time, to discuss the acquisition. A live webcast of the conference call, as well as a replay of it, will be available at ir.zoominfo.com. The conference call can also be accessed by dialing (833) 519-1261 (U.S.) or (914) 800-3834 (International), and entering conference ID: 8127396.

Executive Leadership Team Announcements

In conjunction with the acquisition, Chris Hays has been promoted to President and Chief Operating Officer, and Nir Keren has been promoted to President, Israel and Chief Technology Officer. Hays, who joined ZoomInfo in 2016 and is based in the company's Waltham, Massachusetts office, oversees all customer-facing operations, including customer success and onboarding, learning and development, as well as all aspects of the company's go-to-market organization. Keren, who joined ZoomInfo in 2015 and is based in the company's Ra’anana, Israel office, oversees all technology and engineering operations, executing the product roadmap and leading the global engineering team.

About ZoomInfo

ZoomInfo (NASDAQ: ZI) is a leader in modern go-to-market software, data, and intelligence for more than 20,000 companies worldwide. The ZoomInfo platform empowers business-to-business sales, marketing, and recruiting professionals to hit their number by pairing best-in-class technology with unrivaled data coverage, accuracy, and depth of company and contact information. With integrations embedded into workflows and technology stacks, including the leading CRM, Sales Engagement, Marketing Automation, and Talent Management applications, ZoomInfo drives more predictable, accelerated, and sustainable growth for its customers. ZoomInfo emphasizes GDPR and CCPA compliance. In addition to creating the industry’s first proactive notice program, the company is a registered data broker with the states of California and Vermont. Read about ZoomInfo’s commitment to compliance, privacy, and security. For more information about our leading go-to-market software, data, and intelligence, and how they help sales, marketing, and recruiting professionals, please visit www.zoominfo.com.

About Chorus.ai

Chorus.ai is the No.1 Conversation Intelligence Platform for high-growth sales teams. Founded in 2015, Chorus identifies and helps teams replicate the performance of top-performing reps by analyzing their sales meetings. These insights serve as the foundation of an effective coaching strategy for sales and customer success teams and provide insight into the voice of the customer across the entire organization. Customers like Zoom, Mavenlink, Qualtrics, Adobe, TripActions, and GitLab ramp new hires to productivity 30-50% faster and see an increase in quota attainment from 20-100%. Chorus is headquartered in San Francisco, with offices in Tel Aviv, Boston, Toronto, and Salt Lake City.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this press release regarding the anticipated benefits of the Chorus acquisition to ZoomInfo and its customers, the potential impact of the Chorus acquisition on ZoomInfo’s financial results, and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the extent to which ZoomInfo is able to successfully integrate Chorus into its current platform and capitalize on the anticipated benefits of the acquisition, as well as other factors described under “Risk Factors” in ZoomInfo’s quarterly report on Form 10-Q for the period ended March 31, 2021. Each forward-looking statement contained in this press release speaks only as of the date of this release, and ZoomInfo undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

Website Disclosure

ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.

Media Contact
Steve Vittorioso
Director, Communications
978-875-1297
pr@zoominfo.com

Investor Contact
Jeremiah Sisitsky
VP of Investor Relations
617-826-2068
ir@zoominfo.com